SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K/A

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934


                                    June 28, 1996
                   Date of report (Date of earliest event reported)

                               _________________________


                                  THE SOURCE COMPANY
                (Exact name of Registrant as specified in its charter)




    Missouri                         0-26238                43-1710906
(State or other                    (Commission              (IRS Employer
jurisdiction of                    File Number)          Identification No.)
incorporation)


11644 Lilburn Park Road, St. Louis, Missouri                 63146
(Address of principal executive offices)                   (Zip Code)


                                    (314) 995-9040
                 (Registrant's telephone number, including area code)



































        Item 7. Financial Statements and Exhibits

        (a)     Financial Statements of business acquired.


                                                   Magazine Marketing, Inc.

                                                                 Contents




Independent Auditors' Report                                      1

Financial Statements
      Balance sheet                                               2
      Statement of income and retained earnings                   3
      Statement of cash flows                                     4
      Summary of accounting policies                            5-6
      Notes to financial statements                             7-9




















































Independent Auditors' Report

To the Stockholder
Magazine Marketing, Inc.
St. Louis, Missouri

We have audited the balance sheet of Magazine Marketing, Inc. as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magazine Marketing, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                 BDO Seidman, LLP

St. Louis, Missouri
August 16, 1996





































December 31,                                                      1995

Assets

Current
  Cash and cash equivalents                                   $   8,389
  Trade receivables, less of allowance for doubtful
    accounts of $1,500                                          108,389
  Refundable income taxes                                         2,600
  Prepaid expenses                                                  610
  Due from stockholder                                            9,620

Total Current Assets                                            129,608


Furniture, Fixtures and Equipment
  Equipment                                                      18,576
  Automobile                                                     27,867
  Furniture and fixtures                                         12,240
  Leasehold improvements                                         23,506

                                                                 82,189
  Less accumulated depreciation                                  59,883

Net Furniture, Fixtures and Equipment                            22,306


Other Assets
  Deposits                                                          108

Total Other Assets                                                  108


                                                               $152,022





































                                               Magazine Marketing, Inc.

                                                         Balance Sheet



December 31,                                                1995

Liabilities and Stockholder's Equity

Current
  Accounts payable                                      $   3,362
  Accrued payroll taxes                                       336
  Deferred income taxes                                    36,855

Total Current Liabilities                                  40,553


Commitments (Note 2)


Stockholder's Equity
  Common stock, no par value - shares authorized, 750;
    issued and outstanding, 100                               500
  Retained earnings                                       110,969

Total Stockholder's Equity                                111,469



                                                         $152,022











                           See accompanying summary of accounting
                           policies and notes to financial statements.



























                                          Magazine Marketing, Inc.

                         Statement of Income and Retained Earnings



Year Ended December 31,                                  1995


Commission Revenues                                    $508,180

Cost of Commission Revenues                             379,629

Gross Profit                                            128,551

Selling, General and Administrative Expenses (Note 1)   114,938

Operating Income                                         13,613


Other Income
  Dividend income                                           374
  Interest income                                         1,043
  Other                                                   1,500

Total Other Income                                        2,917


Income before Taxes on Income                            16,530

Taxes on Income (Note 3)                                  9,654

Net Income                                                6,876

Retained Earnings, January 1, 1994                      104,093


Retained Earnings, December 31, 1995                   $110,969



                             See accompanying summary of accounting
                             policies and notes to financial statements.




























                                              Magazine Marketing, Inc.

                                        Summary of Accounting Policies



Business Magazine Marketing, Inc. (the Company), located in Canton, Ohio, is a provider of merchandise management information and related services primarily in connection with the display and marketing of magazines and other periodicals. The Company's customers are predominantly located in the United States.

                            The Company occasionally provides consulting services on presentation of merchandise. Such transactions normally involve customers related to the Company's business activity.

Concentrations of
Credit Risk                 Services are provided to mass merchandise,
                            grocery, convenience and pharmacy stores throughout the United States. Management periodically performs credit evaluations of its customers and generally does not require collateral. At the balance sheet date, the Company had no concentrated credit risk with any individual customer.

Revenue Recognition         Commission revenues are recognized during the
                            period in which services are performed.

Furniture,                  Furniture, fixtures and equipment are stated
Fixtures and                at cost.  Depreciation is computed using
Equipment                   straight-line and accelerated methods over the
                            estimated useful lives.

Income Taxes                Income taxes are accounted for under the asset
                            and liability method specified by Statement of Financial Accounting Standards No. 109,
                            "Accounting for Income Taxes."

Cash Equivalents            For purposes of the statement of cash flows, the
                            Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Use of                      The preparation of financial statements in
Estimates                   conformity with generally accepted
                            accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
                            Actual results could differ from those
                            estimates.

Fair Value of               The carrying amounts of all asset and liability
Financial                   financial instruments approximate their
Instruments                 estimated fair value at December 31, 1995.  Fair
                            value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.






                                                Magazine Marketing, Inc.

                                           Notes to Financial Statements



1.   Related Party                The Company leases office space from the
     Transactions                 stockholder of the Company on a monthly
                                  basis. Rent related to the lease for the year ended December 31, 1995 was $24,000.

                                  The stockholder of the Company, from time to time, has received cash advances from the Company. At December 31, 1995, $9,620 was due from the stockholder.


2.   Employee                     The Company has a profit sharing plan.
     Benefit Plans                Annual contributions to the plan are
                                  determined by the stockholder and may not exceed the amount that may be deducted for federal income tax purposes. Profit sharing contributions charged against operations were $15,000.

                                  In accordance with the Stock Acquisition
                                  Agreement (Note 5), the profit sharing
                                  plan is in the process of being
                                  terminated.

3.   Taxes on                     Provision for income taxes in the
     Income                       statement of income consists of
                                  the following components:

                                  Year Ended December 31,    1995

                                  Current income taxes      $1,600
                                  Deferred income taxes      8,054

                                                            $9,654


                                  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The major source of the differences is the use of the accrual basis of accounting for financial reporting purposes and the use of the cash basis of accounting for income tax purposes. The Company's total deferred income tax assets and total deferred income tax liabilities at December 31, 1995 are as follows:















                                                Magazine Marketing, Inc.

                                           Notes to Financial Statements



               December 31,                                    1995


               Deferred Income Tax Asset
                  Allowance for doubtful accounts            $    525

              Total Gross Deferred Income Tax Asset               525


              Deferred Income Tax Liability
                 Net income not previously taxed under
                 cash basis of accounting for income
                 tax purposes                                 (37,380)

              Total Gross Deferred Income Tax Liability       (37,380)


              Net Deferred Tax Liability                     $(36,855)


             The following summary reconciles taxes at the maximum federal statutory rate to taxes on income:

             1995                                      Amount    Percent


            Statutory rate                              $5,786      35%
            Non-deductible entertainment                 2,768      17
            Non-deductible officer's life insurance      1,100      6

            Taxes On Income                             $9,654      58%



4. Supplemental                  The Company paid $2,025 for income taxes
   Cash Flow                     during the year.
   Information

5. Subsequent                    On June 28, 1996, the Company's sole
   Event                         stockholder sold all of his common stock to
                                 L-Sub, a wholly-owned subsidiary of The
                                 Source Company, pursuant to the Stock
                                 Acquisition Agreement (the Agreement) dated
                                 June 20, 1996, in exchange for $275,000, a non-interest bearing note in the amount of $80,000 to be collected over a two year period, plus 100,000 shares of common stock of The Source Company.

                                 Certain assets were excluded from the
                                 Agreement including cash, accounts
                                 receivable from customers and the
                                 automobile. These assets were transferred to the sole stockholder at the transaction date.











(b)     Pro Forma Financial Information.

                 The Source Company and Subsidiaries
        Pro Forma Condensed Consolidated Financial Statements

On June 28, 1996, The Source Company (the Company), through its wholly owned subsidiary, L-Sub, acquired all of the issued and outstanding shares of the common stock of Magazine Marketing, Inc. in exchange for a cash payment of $275,000, a non-interest bearing note payable for $80,000 and 100,000 shares of the Company's common stock.

In connection with the acquisition, the Company has decided to retain two key employees of Magazine Marketing.

The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of Magazine Marketing, Inc. operations included in the Company's consolidated financial statements from the date of the acquisition.

The accompanying condensed consolidated financial statements illustrate the effect of the acquisition ("Pro Forma") on the Company's financial position and results of operations. The condensed balance sheet as of April 30, 1996 is based on the historical balance sheet of the Company as of that date and on the balance sheet of Magazine Marketing as of June 28, 1996 and assumes the acquisition took place on April 30, 1996. The condensed consolidated statements of income for the year ended January 31, 1996 and the three months ended April 30, 1996 are based on the historical statements of income of the Company for those dates and on the historical statements of Magazine Marketing as of December 31, 1995 and June 28, 1996 respectively. The pro forma condensed consolidated statements of income assume the acquisition took place on February 1, 1995.

The pro forma condensed consolidated financial statements may not be indicative of actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may vary.


































                                  Magazine Marketing
                           Summary of Accounting Policies



Business

     Magazine Marketing, Inc. (the Company), located in Canton, Ohio, is a provider of merchandise management information and related services primarily in connection with the display and marketing of magazines and other periodicals. The Company's customers are predominantly located in the United States.


Concentrations of Credit Risk

Services are provided to mass merchandise, grocery, convenienc and pharmacy stores throughout the United States. Management periodically performs credit evaluations of its customers and generally does not require collateral. At the balance sheet date, the Company had no concentrated credit risk with any individual customer.

Revenue Recognition

Commission revenues are recognized during the period in which services are performed.

Furniture, Fixtures, and Equipment

Furniture, fixtures and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives.

Income Taxes

Income taxes are accounted for under the asset and liability method specified by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Unaudited Financial Statements

In the opinion of management, the unaudited financial information as of June 28, 1996 and for the period January 1, 1996 through June 28, 1996 reflects all adjustments (consisting only of normal recurring adjustments) necessary to fairly present such information in accordance with generally accepted accounting principles. The results of operations for the period January 1, 1996 through June 28, 1996 are not necessarily indicative of the results to be expected for the entire year.


















                            Magazine Marketing
             Notes to Comparative Financial Statements (Unaudited)




1.  Related Party Transactions

The Company leases office space from the stockholder of the Company on a monthly basis. Rent related to the lease for the periods ended June 28, 1996 and June 28, 1995 were $10,000 and $10,000 respectively.

The stockholder of the Company, from time to time, has received cash advances from the Company. The total of these advances at June 28, 1996 and June 28, 1995 were $0 and $8,332, respectively.

2.  Employee Benefit Plans

The Company has a profit sharing plan. Contributions to the plan are determined by the stockholder and may not exceed the amount that may be deducted for federal income tax purposes. Profit sharing contributions charged against operations for the periods ending June 28, 1996 and June 28, 1995 were $5,000 and $0 respectively.

In accordance with the Stock Acquisition Agreement (Note 3), the profit sharing plan is in the process of being terminated.

3.  Subsequent Event

On June 28, 1996, the Company's sole stockholder sold all of his common stock to L-Sub, a wholly owned subsidiary of The Source Company, pursuant to the Stock Acquisition Agreement (the Agreement) dated June 20, 1996, in exchange for $275,000, a non-interest bearing note of $80,000 to be collected over a two year period, plus 100,000 shares of common stock of The Source Company.

Certain assets were excluded from the Agreement including cash, accounts receivable from customers and the automobile. These assets were transferred to the sole stockholder at the transaction date.

































                         Magazine Marketing
                       Unaudited Balance Sheet

June 28, 1996
- --------------------------------------------------------------------

Assets

Current
    Cash                                                $    309
    Receivables:
      Trade (net of allowance for doubtful accounts)     116,839
      Other current assets                                 3,350
- --------------------------------------------------------------------
Total Current Assets                                     120,498
- --------------------------------------------------------------------
Office Equipment and Furniture                            48,409

Less Accumulated Depreciation and Amortization           (30,816)
- --------------------------------------------------------------------
Net Office Equipment and Furniture                        17,593
- --------------------------------------------------------------------
Other Assets
     Other                                                   108
- --------------------------------------------------------------------
Total Other Assets                                           108
- --------------------------------------------------------------------
TOTAL ASSETS                                          $  138,199
- --------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current
     Accounts payable                                      2,500
     Deferred income taxes                                41,191
- --------------------------------------------------------------------
Total Current Liabilities                                 43,691
- --------------------------------------------------------------------
TOTAL LIABILITIES                                         43,691
- --------------------------------------------------------------------
Stockholders' Equity
     Common stock                                            500
     Retained Earnings                                    94,008
- --------------------------------------------------------------------
Total Stockholders' Equity                                94,508
- --------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $  138,199


See Notes to Comparative Condensed Consolidated Financial Statements
(Unaudited)























                          Magazine Marketing, Inc.
                       Unaudited Income Statements

                                           Period          Period
                                           Ended            Ended
                                         For Period      For Period
For Period 1/1/XX-6/28/XX                 6/28/96         6/28/95
- -----------------------------------------------------------------------
Commission Revenues                       $236,934        $254,090

Cost of Commission Revenues                183,245         189,815
- -----------------------------------------------------------------------
Gross Profit                                53,689          64,275

Selling, General and Administrative
   Expense                                  69,095          57,469
- -----------------------------------------------------------------------
Operating Income/(Loss)                    (15,406)          6,806

Other Income (Expense)
     Interest income                           181             521
     Other                                       -             937
- -----------------------------------------------------------------------
Total Other Income (Expense)                   181           1,458

Income before Income Taxes                 (15,225)          8,264

Provision for Income Taxes                   1,736           4,827
- -----------------------------------------------------------------------
Net Income/(Loss)                          (16,961)          3,437


See Notes to Comparative Condensed  Consolidated Financial Statements
(Unaudited)






































                                              Magazine Marketing, Inc.

                                              Statement of Cash Flows



Year Ended December 31,                                 1995

Operating Activities
  Net income                                         $  6,876
  Adjustments to reconcile net income
   to net cash provided by
    operating activities:
      Depreciation                                     11,704
      Deferred income taxes                             8,054
      Provision for losses on accounts receivable         500
      Changes in assets and liabilities:
        Increase in accounts receivable               (24,112)
        Increase in prepaid expenses                     (200)
        Increase in refundable income taxes              (425)
        Increase in accounts payable                      723
        Increase in accrued payroll taxes                  77

Cash Provided by Operating Activities                   3,197


Investing Activities
  Advances to stockholder                             (21,620)
  Capital expenditures                                 (2,316)
  Proceeds from sale of fixed assets                    7,368

Cash Used in Investing Activities                     (16,568)

Decrease in Cash                                      (13,371)
Cash and Cash Equivalents, beginning of year           21,760


Cash and Cash Equivalents, end of year               $  8,389




                             See accompanying summary of accounting
                             policies and notes to financial statements.




























                  The Source Company and Subsidiaries
            Notes to Pro Forma Condensed and Consolidated
                 Financial Statements (Unaudited)

Note A - Pro Forma Adjustments

      The pro forma adjustments to the condensed consolidated balance sheet are as follows:

1. To reflect the acquisition of Magazine Marketing and the allocation of the assets on the basis of the fair valued of the assets acquired and liabilities assumed. Certain receivables and equipment were not acquired. The components of the purchase price and its allocation to the assets and liabilities are as follows:

Components of purchase price:
   Cash from Boatmen's Bank Term Loan                  $ 275,000
   Note Payable (see note 2)                              73,950
   Transaction Costs                                      85,000
   100,000 shares of redeemable Common Stock
     (traded at $4.375 on 6/28, discounted by
     20% due to fact that shares are restricted
     and have limited marketability                      350,000
                                                         -------
                                 Total Purchase Price:   783,950

Allocation of purchase price:
   Trade Receivables                                     (53,946)
   Office Equipment                                       (7,869)
   Other Assets                                           (3,458)
   Accounts Payable                                        2,500
   Deferred Income Tax                                    41,191
                                                         -------

Cost in excess of net assets acquired:                  $762,368
                                                        ========

2. The note payable entered into by the Company is payable to James Looman, the former owner of Magazine Marketing, Inc. It is non-interest bearing and is payable in eight quarterly installments of $10,000 with the first payment due on July 1, 1996. This note has been discounted using the Company's current effective borrowing rate of 9.25% and has a discounted value of $73,950. Of this amount, $36,159 is reflected on the balance sheet as a current liability with an additional $37,791 reflected as long term debt.

Note B - The pro forma adjustments to the condensed consolidated statements of income are as follows:

3. Changes in SG&A expense are related to amortization of goodwill which has been netted against costs reduction related to the consolidation of duplicate SG&A functions (see note 5).

                                 Year                    Period
                                 Ended                    Ended
                               31-Jan-96                30-Apr-96

Goodwill Amortization         $  50,825                 $  6,353
SG&A Cost Reduction             (28,113)                 (16,918)
                               ---------                 --------
     Net Change in SG&A:      $  22,712                 $(10,565)
                               =========                 ========


4. The reduction in the cost of commission revenues is the result of the consolidation of duplicate functions. The adjustments are based on actions to eliminate positions and related costs that have been taken or formally communicated. Historically, it takes approximately 6 months from the date of an acquisition to completely move the operations of the acquired company into The Source Company. Accordingly, the benefits of the cost reductions have been reflected for only a portion of the year ended January 31, 1996. The following schedule details the nature of these adjustments:

                               Cost of Commission Revenue Reductions

                                      Year              Period
                                      Ended              Ended
                                    31-Jan-96          30-Apr-96

Salaries/Payroll Taxes              $ 63,531            $ 34,155
Insurance                              6,122               3,072
Professional Fees                      6,009               1,787
Depreciation Adjustments
  associated with elimination
  of expense already reflected
  in pro forma:                      (11,705)             (2,357)
Depreciation (See schedule below)      3,935                 492
                                    --------             -------
             Total Reductions:      $ 67,892             $37,149
                                    ========             =======

FMV of PP&E acquired (see Note 1):  $  7,869
Projected Life (Years)                     2
Monthly Depreciation                $    328
Quarterly Depreciation              $    984
Annual Depreciation                 $  3,935

5. The reduction in the SG&A expense is the result of the consolidation of duplicate functions. The adjustments are based on actions to eliminate positions and related costs that have been taken or formally communicated. Historically, it takes approximately 6 months from the date of an acquisition to completely migrate the operations of the acquired company into The Source Company. Accordingly, the benefits of the cost reductions have been reflected for only a portion of the year ended January 31, 1996. The following schedule details the nature of these adjustments:

                                    SG&A Expense Reductions

                                           Year             Period
                                          Ended             Ended
                                        31-Jan-96         30-Apr-96

Advertising                             $  1,905          $      -
Education                                    601               773
Postage                                    1,489             1,416
Professional Fees                          2,437             8,243
Profit Sharing                            15,000             2,500
Supplies                                   1,009               781
Phone                                      2,117             1,214
Contract Labor                                 -             1,343
                                        --------          --------
                                        $ 28,113          $ 16,270
                                        ========          ========


6. The increase in interest expense is associated with the note payable referenced in note 2.

7. To adjust the provision for income taxes to reflect the income tax effects, at the Company's effective tax rate, of the proforma adjustments to income before income taxes.

        (c)     Exhibits - See Exhibit Index on page _____ hereof.













                                                   The Source Company

                              Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                        The Source         Magazine
                                         Company          Marketing          Pro Forma
April 30, 1996                          At 4/30/96        At 6/28/96        Adjustments        Pro Forma
- -------------------------------------------------------------------------------------------------------------
Assets
Current
     Cash                              $ 1,073,570       $       309      $  (275,309)(1)     $   798,570
     Receivables:
        Trade (net of allowance
           for doubtful accounts)        4,493,721           116,839          (62,893)(1)       4,547,667
        Related Parties                     53,171                 -                -              53,171
        Employees                            3,623                 -                -               3,623
        Interest Receivable                 21,498                 -                -              21,498
        Notes Receivable - Officers         75,853                 -                -              75,853
        Notes Receivable - Others          178,438                 -                -             178,438
        Other current assets                 1,665             3,350                -               5,015
- -------------------------------------------------------------------------------------------------------------
Total Current Assets                     5,901,539           120,498         (338,202)          5,683,835
- -------------------------------------------------------------------------------------------------------------
Office Equipment and Furniture           1,578,744            48,409          (40,540)          1,586,613
Less Accumulated Depreciation and
  Amortization                          (1,035,201)          (30,816)         (30,816)         (1,035,201)
- -------------------------------------------------------------------------------------------------------------
Net Office Equipment and Furniture         543,543            17,593           (9,724)(1)         551,412
- -------------------------------------------------------------------------------------------------------------
Other Assets
     Notes Receivable - Officers           241,474                 -                -             241,474
     Investment in limited partnership      62,956                 -                -              62,956
     Goodwill, net of accumulated
        amortization                        80,968                 -          762,368(1)          843,336
     Cash surrender value of life
        insurance                           71,618                 -                -              71,618
     Other                                  59,335               108                -              59,443
- -------------------------------------------------------------------------------------------------------------
Total Other Assets                         516,351               108          762,368           1,278,827
- -------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                           $ 6,961,433        $  138,199       $  414,442        $  7,514,074
- -------------------------------------------------------------------------------------------------------------

See Notes to Pro Forma Consolidated Financial Statements (Unaudited)










































                                                   The Source Company

                             Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                        The Source         Magazine
                                         Company          Marketing          Pro Forma
April 30, 1996                          At 4/30/96        At 6/28/96        Adjustments        Pro Forma
- -------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current
     Note payable - bank               $ 1,807,715       $          -     $           -       $ 1,807,715
     Accounts payable                       52,660              2,500            85,000(1)        140,160
     Due To Retailers                      195,026                  -                 -           195,026
     Accrued liabilities:
        Compensation                       249,669                  -                 -           249,669
        Income taxes                        85,464                  -                 -            85,464
        Other                               86,614                  -                 -            86,614
     Deferred income taxes                 117,000             41,191                 -           158,191
     Current maturties of long-term
       debt                                 45,165                  -            36,159(1)(2)      81,324
- -------------------------------------------------------------------------------------------------------------
Total Current Liabilities                2,639,313             43,691           121,159         2,804,163
- -------------------------------------------------------------------------------------------------------------
Long-term Debt                              71,787                  -            73,950(1)(2)     145,737
     Less current maturities               (45,165)                 -           (36,159)(1)(2)    (81,324)
- -------------------------------------------------------------------------------------------------------------
Total Long-term Debt                        26,622                  -            37,791            64,413
- -------------------------------------------------------------------------------------------------------------
Deferred income taxes                      278,000                  -                 -           278,000
- -------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                        2,943,935             43,691           158,950         3,146,576
- -------------------------------------------------------------------------------------------------------------
Redeemable Common Stock, 100,000 shares
    Issued and Outstanding                                                      350,000(1)       350,000
- -------------------------------------------------------------------------------------------------------------
Stockholders' Equity
     Preferred stock                           200                  -                 -               200
     Common stock                           63,824                500               500(1)         63,824
     Additional paid-in-capital          2,928,753                  -                 -         2,928,753
     Retained Earnings                   1,024,721             94,008           (94,008)        1,024,721
- -------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity               4,017,498             94,508           (94,508)        4,017,498
- -------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS
   EQUITY                              $ 6,961,433          $ 138,199         $ 414,442       $ 7,514,074
- -------------------------------------------------------------------------------------------------------------

See Notes to Pro Forma Consolidated Financial Statements (Unaudited)









































                                        The Source Company

                Unaudited Pro Forma Condensed Consolidated Statements of Income


                                                The Source         Magazine
                                                  Company         Marketing      Pro Forma
Year Ended January 31, 1996                     (1/31/96)        (12/31/95)     Adjustments        Pro Forma
- -------------------------------------------------------------------------------------------------------------
Commission Revenues                             $7,195,176         $508,180      $       -        $7,703,356
Sale of Merchandise                                926,008                -              -           926,008
- -------------------------------------------------------------------------------------------------------------
                                                 8,121,184          508,180              -         8,629,364
- -------------------------------------------------------------------------------------------------------------
Cost of Commission Revenues                      3,859,409          379,629        (67,892)(4)     4,171,146

Cost of Merchandise Sold                           549,813                -              -           549,813
- -------------------------------------------------------------------------------------------------------------
                                                 4,409,222          379,629        (67,892)        4,720,959
- -------------------------------------------------------------------------------------------------------------
Gross Profit                                     3,711,962          128,551         67,892         3,908,405

Selling, General and Administrative Expense      2,799,841          114,938         22,712(3),(5)  2,937,491
- -------------------------------------------------------------------------------------------------------------
Operating Income/(Loss)                            912,121           13,613         45,180           970,914
- -------------------------------------------------------------------------------------------------------------
Other Income (Expense)
     Interest income                                25,403            1,043              -            26,446
     Interest expense                             (120,427)               -         (3,841)(6)      (124,268)
     Registration Expense                         (213,666)               -                         (213,666)
     Other                                          (5,437)           1,874              -            (3,563)
- -------------------------------------------------------------------------------------------------------------
Total Other Income (Expense)                      (314,127)           2,917         (3,841)         (315,051)

Income before Income Taxes                         597,994           16,530         41,339           655,863

Provision for Income Taxes                         406,000            9,654         14,469(7)        420,123
- -------------------------------------------------------------------------------------------------------------
Net Income                                         191,994            6,876         26,870           225,740
- -------------------------------------------------------------------------------------------------------------
Earnings Per Share                                   $0.03              N/A                       $     0.04

Weighted Average of Shares Outstanding           6,084,542              N/A                        6,084,542
- -------------------------------------------------------------------------------------------------------------
Pro Forma Amounts
     Income before income taxes                    598,706           16,530              -           615,236
     Provision for income taxes                    284,000            9,654              -           293,654
- -------------------------------------------------------------------------------------------------------------
Net Income/(Loss)                                  314,706            6,876              -           321,582
- -------------------------------------------------------------------------------------------------------------
Earnings Per Share                              $     0.05              N/A                       $     0.05

Weighted Average of Shares Outstanding           6,084,542              N/A        100,000(1)      6,184,542
- -------------------------------------------------------------------------------------------------------------

See Notes to Pro Forma Consolidated Financial Statements (Unaudited)






























                                      The Source Company

                Unaudited Pro Forma Condensed Consolidated Statements of Income


                                                The Source         Magazine
                                                  Company         Marketing      Pro Forma
Period Ended 4/30/96                            (4/30/96)         (6/28/96)     Adjustments        Pro Forma
- -------------------------------------------------------------------------------------------------------------
Commission Revenues                             $1,917,738         $118,467      $       -        $2,036,205
Sale of Merchandise                                 29,938                -              -            29,938
- -------------------------------------------------------------------------------------------------------------
                                                 1,947,676          118,467              -         2,066,143
- -------------------------------------------------------------------------------------------------------------
Cost of Commission Revenues                      1,091,404           91,623        (37,149)(4)     1,145,878
Cost of Merchandise Sold                                 -                -              -                 -
- -------------------------------------------------------------------------------------------------------------
                                                 1,091,404           91,623        (37,149)        1,145,878
- -------------------------------------------------------------------------------------------------------------
Gross Profit                                       856,272           26,844         37,149           920,265
Selling, General and Administrative Expense        714,855           34,548        (10,565)(3)(5)    738,838
- -------------------------------------------------------------------------------------------------------------
Operating Income/(Loss)                            141,417           (7,704)        47,714           181,427

Other Income (Expense)
     Interest income                                 8,956               90              -             9,046
     Interest expense                              (42,322)               -           (874)(6)       (43,196)
     Other                                          (5,955)               -              -            (5,955)
- -------------------------------------------------------------------------------------------------------------
Total Other Income (Expense)                       (39,321)              90           (874)          (40,105)

Income before Income Taxes                         102,096           (7,614)        46,840           141,322

Provision for Income Taxes                          54,300              868         16,547(7)         71,715
- -------------------------------------------------------------------------------------------------------------
Net Income/(Loss)                                   47,796           (8,482)        32,041            69,607
- -------------------------------------------------------------------------------------------------------------
Earnings Per Share - Primary                    $     0.01            N/A        $       -        $     0.01

Weighted Average Shares Outstanding - Primary    6,607,389            N/A          100,000         6,707,389
- -------------------------------------------------------------------------------------------------------------
Earnings Per Share - Fully Diluted              $     0.01            N/A                         $     0.01

Weighted Avg Shares Outstanding - Fully
   Diluted                                       6,937,965            N/A          100,000(1)      7,037,965
- -------------------------------------------------------------------------------------------------------------

See Notes to Pro Forma Consolidated Financial Statements (Unaudited)


































                                       Magazine Marketing

                                  Unaudited Statements of Cash Flow

                                                                    Period 1/1/XX - 6/28/XX
                                                             --------------------------------------
                                                                  1996                     1995
Operating Activities
     Net income (loss)                                          (16,961)                   3,437
     Adjustments to reconcile net
       cash provide by operating activities:
       Depreciation and amortization                              4,713                    5,852
       Provision for losses on accounts receivable                    0                      250
       Refundable Income Taxes                                     (750)                       0
       Deferred income taxes                                      4,336                        0
       Changes in assets and liabilities:
         (Increase)/Decrease in accounts receivable              (8,450)                 (12,269)
         (Increase)/Decrease in other assets                        610                     (100)
         Increase/(Decrease) in A/P and acrrued expenses         (1,198)                   4,427
- -------------------------------------------------------------------------------------------------------------
(Cash Used in) and Provided by Operating Activities             (17,700)                   1,597
- -------------------------------------------------------------------------------------------------------------
Investment Activities
     Sale of P&E                                                      0                    3,684
     Due From Shareholder                                         9,620                  (10,810)
     Capital expenditures                                             0                   (1,158)
- -------------------------------------------------------------------------------------------------------------
Cash Provided by (Used in) Investing Activities                   9,620                   (8,284)
- -------------------------------------------------------------------------------------------------------------
(Decrease) in Cash                                               (8,080)                  (6,687)

Cash, beginning of period                                        (8,389)                  21,760
- -------------------------------------------------------------------------------------------------------------
Cash, end of period                                            $    309                $  15,073
- -------------------------------------------------------------------------------------------------------------


See Notes to Comparative Condensed Consolidated Financial Statements (Unaudited)















































                                       SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  September 9, 1996
                                           THE SOURCE COMPANY



                                           By: /s/ Lance C. McCord
                                               Lance C. McCord
                                               Chief Financial Officer























































                                     EXHIBIT INDEX


Exhibit No.                          Exhibit

   10.14 Stock Acquisition Agreement dated as of June 20, 1996, among James Looman, the sole shareholder of Magazine Marketing, Inc., Magazine Marketing, Inc. and the Source Company.

   99.2               Press Release dated June 28, 1996